UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): December 13, 2006


                               KEYSPAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
                 (State or Other Jurisdiction of Incorporation)


        1-14161                                         11-3431358
(Commission File Number)                      (IRS Employer Identification No.)

              175 East Old Country Road, Hicksville, New York 11801
                 One MetroTech Center, Brooklyn, New York 11201
               (Address of Principal Executive Offices) (Zip Code)

                           (516) 755-6650 (Hicksville)
                            (718) 403-1000 (Brooklyn)
              (Registrant's Telephone Number, Including Area Code)



                                      N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13.e-4(c))










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Cautionary Language Concerning Forward-Looking Statements
---------------------------------------------------------

     Certain statements contained herein are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

     There are possible developments that could cause our actual results to differ materially from those forecasted or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     Among the factors that could cause actual results to differ materially are: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with National Grid or the failure of the merger to close for any reason; volatility of energy prices used to generate electricity; fluctuations in weather and in gas and electric prices; general economic conditions, especially in the Northeast United States; our ability to successfully manage our cost structure and operate efficiently; our ability to successfully contract for natural gas supplies required to meet the needs of our customers; implementation of new accounting standards or changes in accounting standards or GAAP which may require adjustments to financial statements; inflationary trends and interest rates; the ability of KeySpan to identify and make complementary acquisitions, as well as the successful integration of such acquisitions; available sources and cost of fuel; creditworthiness of counterparties to derivative instruments and commodity contracts; the resolution of certain disputes with Long Island Power Authority ("LIPA") concerning each party's rights and obligations under various agreements; retention of key personnel; federal and state regulatory initiatives that threaten cost and investment recovery, and place limits on the type and manner in which we invest in new businesses and conduct operations; the impact of federal, state and local utility regulatory policies, legislation and orders on our regulated and unregulated businesses; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; competition facing our unregulated Energy Services businesses; the degree to which we develop unregulated business ventures, as well as federal, state and local regulatory policies affecting our ability to retain and operate such business ventures profitably; a change in the fair value of our investments that could cause a significant change in the carrying value of such investments or the carrying value of related goodwill; timely receipts of payments from our two largest customers LIPA and the New York Independent System Operator changes in the UCAP pricing structure; timing of the approval of the 2006 LIPA Agreements and; other risks detailed from time to time in other reports and other documents filed by KeySpan with the Securities and Exchange Commission.


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Item 1.01      Entry into a Material Definitive Agreement

On February 7, 2006, KeySpan Corporation ("KeySpan") filed a Form 8-K under Item
1.01 - Entry into a Material Definitive Agreement disclosing, among other things, the intention of KeySpan Generation LLC, a wholly-owned subsidiary of KeySpan, to enter into an Option and Purchase and Sale Agreement (the "Option Agreement") with Long Island Lighting Company d/b/a LIPA ("LIPA").

The Option Agreement granted LIPA the option during the period January 1, 2006 to December 31, 2006 to purchase only KeySpan's Far Rockaway and/or E.F. Barrett Generating Stations (and certain related assets) at a price equal to the net book value of each facility.

On December 13, 2006, KeySpan Generation and LIPA entered into a Letter Amendment, effective as of December 11, 2006, to the Option Agreement (the "Amendment"), whereby the parties have agreed to extend the expiration date of the Option Agreement. Pursuant to the Amendment, the Option Agreement will expire at 3:00 p.m. on the later of (a) December 31, 2007 or (b) 180 days following the effective date of the Option Agreement.

The effectiveness of the Option Agreement, the Amendment and other related agreements remain contingent upon receipt of certain regulatory approvals.

This description of the Option Agreement and the Amendment are subject to, and qualified in their entirety by, reference to the Option Agreement, filed as an Exhibit to the February 7, 2006 Form 8-K, and Amendment, attached hereto as
Exhibit 10.1.


Item 9.01.     Financial Statements and Exhibits.

               Exhibits.

               10.1 Letter  Amendment  to  the  Option  and  Purchase  and  Sale
                    Agreement between KeySpan Generation LLC and Long Island Lighting Company d/b/a LIPA, dated as of December 11, 2006













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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              KEYSPAN CORPORATION

Dated: December 19, 2006                  By: /s/ Gerald Luterman
                                              -------------------
                                              Name:  Gerald Luterman
                                              Title: Executive Vice President
                                                     and Chief Financial Officer











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